Exhibit 99.1

Wells Fargo Confirms that the Federal Reserve Has Removed the Limits on Growth in Total Assets Imposed in its 2018 Consent Order and Announces a Special Employee Award

SAN FRANCISCO – June 3, 2025 – Wells Fargo & Company (NYSE: WFC) today confirmed that the Board of Governors of the Federal Reserve System (the Federal Reserve) has determined that Wells Fargo has met all conditions required to remove the limits on growth in total assets imposed in its 2018 consent order. Conditions to lift the restriction outlined in the order included wide-ranging requirements to support board effectiveness and improvements in the company’s firmwide compliance and operational risk programs. It also included a requirement for a third-party independent review of the work completed by the company. This third-party review was in addition to reviews the Federal Reserve undertook directly.

“The Federal Reserve’s decision to lift the asset cap marks a pivotal milestone in our journey to transform Wells Fargo. We are a different and far stronger company today because of the work we’ve done,” said Wells Fargo CEO Charlie Scharf. “In addition, we have changed and simplified our business mix, and we have transformed the management team and how we run the company. We have been methodically investing in the company’s future while improving our financial results and profile. We are excited to continue to move forward with plans to further increase returns and growth in a deliberate manner supported by the processes and cultural changes we have made.”

“This is a huge accomplishment for the 215,000 employees of Wells Fargo, who all contributed to this milestone – whether they worked directly on the risk and control efforts, supported the work indirectly by helping us embed a different way of working into our culture, or continued to serve our customers and clients day in and day out through difficult conditions. Our employees have invested so much of themselves into the company in recent years, and as a demonstration of our appreciation for what we have accomplished together, all full-time employees of Wells Fargo will receive a special $2,000 award1. For most, it will be in the form of a restricted stock grant. A $2,000 award means different things for different people, but we wanted everyone – including tellers, contact center representatives, administrative assistants, operations staff, bankers, financial advisors, and corporate staff – to have an opportunity to own a part of Wells Fargo and hopefully benefit from our future success.”

Steven D. Black, Chair of Wells Fargo’s Board of Directors, added: “I want to thank our Board of Directors for their work in achieving today’s outcome, including the substantial changes we have made to board composition and oversight. On behalf of the entire Board, I also want to thank the management team, and in particular, Charlie for his inspired leadership. Since he arrived in late 2019, Charlie has assembled a top-notch management team, overseen the details and the big picture of a major transformation effort, and made meaningful changes to improve returns through a global pandemic,

1 The special award will vary in select international locations and for select employee classifications.
© 2025 Wells Fargo Bank, N.A. All rights reserved. For public use.

periods of economic volatility and significant regulatory headwinds. He has been instrumental in advancing our goal to make Wells Fargo one of the most well-respected, consistently growing financial institutions in the country.”

About Wells Fargo
Wells Fargo & Company (NYSE: WFC) is a leading financial services company that has approximately $1.9 trillion in assets.
We provide a diversified set of banking, investment and mortgage products and services, as well as consumer and commercial finance, through our four reportable operating segments: Consumer Banking and Lending, Commercial
Banking, Corporate and Investment Banking, and Wealth & Investment Management. Wells Fargo ranked No. 34 on
Fortune’s 2024 rankings of America’s largest corporations.

Cautionary Statement About Forward-Looking Statements
This news release contains forward-looking statements about our future financial performance and business. Because forward-looking statements are based on our current expectations and assumptions regarding the future, they are subject to inherent risks and uncertainties. Do not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov.
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Contact Information
Media
Beth Richek, 980-308-1568
beth.richek@wellsfargo.com

Investor Relations
John Campbell, 415-396-0523
john.m.campbell@wellsfargo.com

News Release Category: WF-CF

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